SUB-ITEM 77C

                        MFS SERIES TRUST IX ON BEHALF OF:
               MFS INTERMEDIATE INVESTMENT GRADE BOND FUND ("IBF")
                         MFS RESEARCH BOND FUND ("RBF")
                           Consent of Sole Shareholder

The sole shareholder of IBF and RBF, each a series of MFS Series Trust IX, (the "Trust"), took action by unanimous written consent, as permitted by the Trust's Declaration of Trust, on December 31, 1998 to approve the following:

Approval of Investment Advisory Agreements

VOTED: That the terms of the Investment Advisory Agreement dated December 31, 1998, by and between the Trust, on behalf of MFS Intermediate
          Investment Grade Bond Fund, and MFS, be, and they hereby are, ratified, confirmed and approved; and

FURTHER   That the terms of the Investment  Advisory  Agreement dated
VOTED: December 31, 1998, by and between the Trust, on behalf of MFS Research Bond Fund, and MFS, be, and they hereby are, ratified, confirmed and approved.

Ratification of Selection of Auditors

VOTED: That the selection of Deloitte & Touche LLP, independent public accountants, by the Board of Trustees of the Trust, pursuant to and subject to the provisions of Section 32(a) of the Investment Company Act of 1940 as the independent public accountants of the Trust on behalf of each Fund to certify every financial statement certified by an independent public accountant which is required by any law or regulation to be filed by the Trust on behalf of each Fund in respect of all or any part of the Fund's fiscal year ending April 30, 1999, be, and it hereby is, ratified, confirmed and approved.

Approval of Master Distribution Plan

VOTED: That in the exercise of their business judgment made in the best interests of shareholders of each class of shares of the Fund, the terms of the Master Distribution Plan, be and hereby is ratified, confirmed and approved.


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                                  SUB-ITEM 77C

                        MFS SERIES TRUST IX ON BEHALF OF:
                         MFS MID CAP VALUE FUND ("MCV")
                        MFS LARGE CAP VALUE FUND ("MLV")
                       MFS HIGH QUALITY BOND FUND ("MQB")

                           Consent of Sole Shareholder


The sole shareholder of MCV, MLV, and MQB, each a series of MFS Series Trust IX, (the "Trust"), took action by unanimous written consent, as permitted by the Trust's Declaration of Trust, on April 30, 1999 to approve the following:


Approval of Investment Advisory Agreements

VOTED: That the terms of the Investment Advisory Agreement dated April 30, 1999, by and between the Trust, on behalf of MFS Mid Cap Value Fund, and Massachusetts Financial Services Company ("MFS"), be, and they hereby are, ratified, confirmed and approved;

FURTHER
VOTED:    That the terms of the Investment Advisory Agreement dated April
          30, 1999, by and between the Trust, on behalf of MFS Large Cap Value Fund, and MFS, be, and they hereby are, ratified, confirmed and approved; and

FURTHER
VOTED:    That the terms of the Investment Advisory Agreement dated April
          30, 1999, by and between the Trust, on behalf of MFS High Quality Bond Fund, and MFS, be, and they hereby are, ratified, confirmed and approved.

Ratification of Selection of Auditors

VOTED: That the selection of Deloitte & Touche LLP, independent public accountants, by the Board of Trustees of the Trust, pursuant to and subject to the provisions of Section 32(a) of the Investment Company Act of 1940 as the independent public accountants of the Trust on behalf of each Fund to certify every financial statement certified by an independent public accountant which is required by any law or regulation to be filed by the Trust on behalf of each Fund in respect of all or any part of the Fund's fiscal year ending April 30, 2000, be, and it hereby is, ratified, confirmed and approved.


Approval of Master Distribution Plan

VOTED: That in the exercise of their business judgment made in the best interests of shareholders of each class of shares of the Fund, the terms of the Master Distribution Plan, be and hereby is ratified, confirmed and approved.